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                                   EXHIBIT 21

                                  SUBSIDIARIES
                                  ------------

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

NAME                                              STATE/COUNTRY OF INCORPORATION

Applied Business teleCommunications, Inc.         California

Men's Apparel Guild in California, Inc.           California

Advanstar Editora E Comunicacoes Ltda.            Brazil

Advanstar Expositions Canada Limited              Canada

Advanstar Communication (UK) Ltd.                 United Kingdom, under the laws
                                                  of England and Wales

Telebusiness Business Exhibitions Limited (fka    United Kingdom, under the laws
Starform                                          of England and Wales

Advanstar Asia Ltd.                               Hong Kong

Advanstar Communications (BVI) Ltd.               British Virgin Island Company

Gruppe 21 Informationsdienste GmbH & Co. KG       Germany

Advanstar Holdings GmbH                           Germany

Advanstar Partners GmbH                           Germany

Brand & Licensing Ltd.                            United Kingdom

SeCA                                              France
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